EXHIBIT 99.1

American Resources Corporation’s Integrated Rare Earth, Critical Element and Metallurgical Carbon Processing Facility Signs Bond Purchase Agreement for $45,000,000

Wyoming County Coal set to be the first commercial producer of rare earth and critical elements from carbon waste streams

$45 million Tax-Exempt Industrial Development Bonds will fund the expansion and technological improvements to the existing metallurgical carbon processing facility as well as the integration and construction of new rare earth processing capacity

June 1, 2023 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / June 1, 2023 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today announced that it has entered into a bond purchase agreement with Hilltop Securities, Inc., for the sale of the West Virginia Economic Development Authority (“WVEDA”) preliminarily approved issuance of, and a volume cap allocation for $45,000,000 of private activity, Solid Waste Disposal Facility Revenue Bonds, Series 2023, for the Company’s Wyoming County Coal (“WCC”) complex located near the town of Oceana, West Virginia.

On May 31, 2023, WCC entered into a Bond Purchase Agreement to sell West Virginia Development Authority Solid Waste Disposal Facility Revenue Bonds, Series 2023, at the purchase price of $45,000,000 less an underwriting discount of $900,000. The bonds hold an interest rate of 9% and a maturity date of June 8, 2038. The Bond Purchase Agreement is due to close on June 8, 2023, subject to customary closing conditions and document delivery.

“I’ve always said that innovation, not elimination, is key to securing our nation’s energy and national security, and today’s announcement is an example of just the type of innovation that will help ensure the United States remains a global energy leader. WCC’s new mines and processing expansion will support over 100 jobs in the region once reopened. This complex will produce and process the metallurgical coal that provides the horsepower we need today alongside the rare earth elements necessary to build the advanced energy technologies of the future that our country needs. These mines and expanded metallurgical coal processing will make sure that West Virginia remains at the forefront of American steel manufacturing while building a new domestic supply chain of critical minerals that reduce our dependence on China and other nations that don’t share our values. Our country can produce these materials cleaner than anywhere else in the world, and West Virginians are more than up to the job,” said Senator Manchin, Chairman of the U.S. Senate Energy and Natural Resources Committee.

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Kirk Taylor, CFO of American Resources Corporation commented, “To have achieved this important milestone for our Wyoming County complex and our ReElement Technologies division is a monumental moment for our Company and the industry. The state of West Virginia has been great to work with and has been very supportive of the development of our advanced carbon and critical mineral initiatives in the state. This funding enables us to efficiently modernize and transform the complex to be the first in the industry to process for both carbon and rare earth / critical battery mineral concentrates. The planned transformation will expand the footprint of the complex to incorporate higher efficiency carbon processing and logistics infrastructure, while also broadening its resource potential to capture and process critical and rare earth elements. These improvements, which utilize our innovative suite of intellectual property, will allow us to produce the raw materials needed to support modern infrastructure and the growth of electrification and clean technologies in the most environmentally safe ways. These technological improvements will provide us the capabilities to improve the environmental standards in the region by reprocessing certain carbon-based waste sources for their critical and rare earth elements, while offsetting costs through the overall operations and infrastructure. We expect our Wyoming County complex to support well over 100 well-paying jobs in the region once fully reopened, and with our exclusive IP, will transform how operations are built in the future to reduce the environmental impact and economically produce rare earth and battery mineral concentrates to be further refined by our ReElement division.”

Christy Laxton, Executive Director of the Wyoming County EDA commented, “This project ensures Wyoming County, and this region of West Virginia are not left behind during the electrification economy transition. Our county has a tremendous and proud workforce of men and women who are willing and able to meet the needs of the global infrastructure market. Our team is excited to assist on all fronts.”

The WCC complex is strategically located within one of the last substantial mid-volatile metallurgical carbon deposits and, with direct rail access, provides favorable transportation logistics to the United States’ east coast ports. Additionally, WCC is surrounded by a number of high-value metallurgical carbon reserves and mining sites that would otherwise be considered “stranded” without access to the WCC processing and logistics complex. The Company’s focus will initially be to bring two new underground mines into production which will produce an estimated 55,000 tons of carbon per month, with further expansion potential as the mines are developed. American Resources will also look to upgrade and expand WCC’s carbon processing plant’s capacity from its current 350 tons per hour rate, to approximately 700 tons per hour, while also incorporating the Company’s innovative “capture” and “process” technology which will enable the facility to capture and process critical and rare earth elements from new carbon production and carbon-based waste sources to produce rare earth and critical element concentrates. The REE and CE concentrates produced will be transported to the Company’s ReElement Technologies refining facility in Indiana for further separation and purification into forms needed for the manufacturing of modern goods and technologies.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

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About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain.  ReElement has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

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Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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